UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011 (December 6, 2011)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ		08855-6820
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective January 1, 2012, each of Jacques Esculier, Nikhil Varty, Kevin Tarrant, Ulrich Michel and Jean-Christophe Figueroa (the “Named Executives”) will enter into “business manager contracts” (the “Contracts”) with WABCO Holdings Inc.’s (the “Company”) wholly owned Belgian subsidiary, WABCO Europe SPRL/BVBA, to reflect such Named Executives’ transition from regular employee to “business manager” status under local Belgian law. Once executed, the Contracts will replace the employment contracts that each of Jacques Esculier, Nikhil Varty and Kevin Tarrant have with the Company’s wholly owned subsidiary, WABCO Expats, Inc. and the employment contracts that Ulrich Michel and Jean-Christophe Figueroa have with WABCO Europe SPRL/BVBA. In connection with this planned transition, certain of the Named Executives’ expatriate benefits will be discontinued or phased out, and Messrs. Esculier, Varty and Tarrant will no longer participate in the U.S. benefits plans, including the WABCO 401(k) Retirement Plan, and the WABCO Supplemental Savings Plan. Each of the Named Executives will now participate in Belgian benefits plans including retirement, death, disability and medical coverage. The Company will annually contribute to the non-statutory pension plan an amount equal to 9% of Jacques Esculier’s base salary and target cash annual incentive award, and for the other Named Executives, amounts equal to 9% of each Named Executive’s base salary and 4.5% of each Named Executive’s target cash incentive award. In addition, in connection with this transition, the Company has agreed to increase the life insurance coverage for each of the Named Executives to three times annual base salary in order to defray the additional estate tax that such Named Executives’ estates may be subject to as a result of their change of status from regular employee to business manager. In addition, for Messrs. Michel and Figueroa, severance entitlements would now be based entirely on base salary and annual incentive payments, without reference to the “Claeys Formula” commonly used in Belgium for employees. The Company expects that this anticipated transition will have a positive impact on costs associated with benefit and social contributions going forward.

In connection with a review of its executive compensation practices, the Company has determined that, as of January 1, 2012, the excise tax gross-up payment provisions included in its Change in Control Severance Plan will be removed. This decision affects current and future officers, including the Named Executives, and no “grandfathering” will be applicable to current executives who were entitled to such benefit before January 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2011	WABCO HOLDINGS INC.

	By:	/s/ Vincent Pickering
Name: Vincent Pickering
Title: Chief Legal Officer and Secretary